         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATION THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO OPTICARE HEALTH SYSTEMS, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATION.

                          OPTICARE HEALTH SYSTEMS, INC.


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                          ISSUE DATE: JANUARY 25, 2002
                        EXPIRATION DATE: JANUARY 24, 2012


     This certifies that, for value received, Palisade Concentrated Equity Partnership, L.P., or its permitted assigns ("Holder"), is entitled to subscribe for Seventeen Million Three Hundred Seventy-Five Thousand (17,375,000) shares of the common stock, $0.001 par value ("Common Stock"), of OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation with its principal offices at 160 Robbins Street, Waterbury, CT 06708 (the "Company").

     1. Term. This Warrant is exercisable, subject to the other terms and conditions specified herein, at any time after the date hereof and before 5:00 p.m., Eastern time, on January 24, 2012 (the "Expiration Date"). On the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

     2. Number of Shares Subject to Warrant; Warrant Price. Holder is entitled to subscribe for a total of 17,375,000 shares of Common Stock (the "Warrant Shares") at a per share price equal to $0.14 per share (the "Warrant Price"), as such Warrant Price may be adjusted in accordance with Section 3 below.

     3. Certain Adjustments. The number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification or Merger. In case of any reclassification, change, or conversion of the Common Stock (other than a change in par value, or from value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of the Common Stock), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new warrant (in form and substance reasonably satisfactory to Holder), so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of capital stock, other securities, money, and property receivable upon that reclassification, change, or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. The new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, and mergers.

          (b) Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired, the Company subdivides or combines its outstanding Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination become effective. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this Section 3.

          (c) Stock Dividends. If at any time while this Warrant is outstanding and unexpired, the Company pays a dividend with respect to shares of Common Stock payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive that dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to the date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock (excluding all treasury stock) outstanding immediately after the dividend. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this Section 3.

          (d) Issuance Below Warrant Price or Market Price. If at any time or from time to time, the Company issues any shares of Common Stock to any other person other than Holder for a consideration per share less than the then-current Warrant Price or the Market Price of the Common Stock, the Warrant Price shall be reduced immediately to a price determined in accordance with the next sentence. The new Warrant Price shall be determined by dividing (i) an amount equal to sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance multiplied by the Warrant Price then in effect and (y) the consideration, if any, received by the Company upon the issuance, by (ii) the total number of shares of Common Stock outstanding immediately after the issuance. For purposes of this Section 3(d), all shares of Common Stock issuable upon the exercise of outstanding options or the conversion of outstanding convertible securities shall be deemed to be outstanding. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this
     Section 3.

          Notwithstanding the foregoing, no adjustment to the Warrant Price shall be required as a result of any issuance of shares of Common Stock pursuant to (i) the conversion of shares of the Company's Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock into Common Stock, (ii) the conversion of any other shares of preferred outstanding on the date on which this Warrant is first issued (the "Issuance Date"), (iii) the exercise of any warrants or options outstanding on the Issuance Date, or

     (iv) the exercise of stock options granted from time to time after the Issuance Date pursuant to the terms of the Company's Amended and Restated 1999 Employee Stock Purchase Plan as approved by the stockholders of the Company or the Company's 2000 Professional Employee Stock Purchase Plan or Performance Stock Program as in effect on the dated this Warrant is first issued.

          As used herein, the "Market Price" of a share of Common Stock or other securities as of any day shall mean the average closing price of a share of Common Stock or such other security for the five (5) consecutive trading days preceding such day on the principal national securities exchange or Nasdaq system on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or Nasdaq system, the average of the reported bid and asked prices during such five (5) trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall equal the fair market value of the Common Stock or such securities as determined by a nationally known investment banking firm selected by the Board of Directors of the Company and reasonably acceptable to Holder.

          (e) Consideration Received.

               (i) If any security is issued or sold or deemed to have been issued or sold pursuant to Section 3(d) for cash, the amount of the consideration will be deemed to be the amount of cash received by the Company.

               (ii) If any security is issued or sold or deemed to be issued or sold pursuant to Section 3(d) for a consideration in whole or in part in a form other than cash, the amount of the non-cash consideration will be the fair market value of the item(s) received. Where the consideration received consists of securities, the fair market value shall be the aggregate market price of such security as of the date of receipt, as quoted on a securities exchange, an inter-dealer quotation system (NASDAQ), or as reported by the National Quotation Bureau, Incorporated. If the security is not listed or quoted on any exchange or other quotation service or the non-cash consideration consists of other property, the consideration received shall be determined jointly by the Company and Holder. If the parties are unable to reach an agreement within a reasonable period, the fair market value of such consideration received by the Company for the purposes of this Section 3(e) shall be determined by a nationally known investment banking firm selected by the Board of Directors of the Company and reasonably acceptable to Holder.

               (iii) If any security is issued or deemed to be issued in connection with any merger, consolidation, or corporate reorganization to which the Company is a party, the amount of consideration therefor will be deemed to be the fair value of that portion of the net assets and business of the other party(ies) involved that is attributable to such security(ies), as the case may be. The fair market value of the consideration shall be determined jointly by the Company and Holder. If the parties are unable to reach an agreement within a reasonable period, the fair market value of such consideration received by the Company for the purposes of this Section 3(e) shall be ------------ determined by a nationally known investment banking firm selected by the Board of Directors of the Company and reasonably acceptable to Holder.

               (iv) If a right, option, or warrant to subscribe for or purchase any shares of Common Stock, or any other security of the Company convertible into shares of Common Stock, is issued or deemed to be issued in connection with the issuance or sale of other securities of the Company in an integrated transaction in which no specific consideration is allocated to the option or right, the consideration for the acquisition of the option or right shall be deemed to be the fair value of such option or right. The fair market value of the consideration shall be determined jointly by the Company and Holder. If the parties are unable to reach an agreement within a reasonable period, the fair market value of such consideration received by the Company for the purposes of this Section 3(e) shall be determined by a nationally known investment banking firm ------------ selected by the Board of Directors of the Company and reasonably acceptable to Holder.

          (f) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 3, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to the adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to the adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder is adjusted pursuant to this Section 3, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to the adjustment, and shall cause a copy of the certificate to be delivered to Holder in accordance with Section 19 below.

     4. Exercise of Warrant. Prior to its expiration or termination, this Warrant may be exercised as to all or from time to time as to any part of the Warrant Shares subject to this Warrant.

     5. Method of Exercise. This Warrant may be exercised, in whole or in part, at any time before the Expiration Date, subject to the terms and conditions herein, by presentation and surrender of this Warrant, the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the aggregate Warrant Price then in effect for the Warrant Shares to be acquired to the Company at its principal office or the office of its agent as the Company may from time to time designate. Payment of the aggregate Warrant Price for Warrant Shares to be purchased upon exercise of all or a portion of this Warrant shall be made by either (i) delivery of a certified check, bank cashier's check or wire transfer to an account designated by the Company equal to the aggregate Warrant Price,
(ii) delivery of securities of the Company beneficially owned by the Holder having an aggregate Market Price on the date of exercise equal to the aggregate Warrant Price, (iii) a combination of cash (payable by wire transfer or certified or bank check) and securities of the Company beneficially owned by such Holder having a total aggregate value (the sum of the amount of the cash payment plus the Market Price of the securities on the date of the exercise) equal to the aggregate Warrant Price, or (iv) if the Market Price of one share of Common Stock is greater than the Warrant Price (at the date of exercise), the Holder may elect a cashless exercise whereby the Holder will receive the number of shares of Common Stock equal to the result of dividing (x) by (y) where (x) is equal to the number of Warrant Shares to be exercised multiplied by the Market Price minus the Warrant Price and (y) is equal to the Market Price. If this Warrant is exercised in connection with a registered public offering of the Company's securities, the form attached hereto as Exhibit A-1 shall be delivered in lieu of Exhibit A. The Company reserves the right to change Exhibits A and A-1 and any attachment thereto to the extent deemed necessary by counsel for the Company to assure that exercise of this Warrant and issuance of the Warrant Shares will comply with federal, state, or other securities laws. Holder shall be deemed to become Holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercisable. If this Warrant is exercised, certificates for the Warrant Shares shall be delivered to Holder as soon as possible and in any event within ten (10) days after the exercise hereof. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares with respect to which this Warrant was not exercised also shall be issued to Holder as soon as possible and in any event within ten (10) days after the exercise.

     6. Warrant Shares Fully Paid; Reservation of Common Stock. All Warrant Shares will, upon issuance, be fully paid and nonassessable and free from any and all taxes, liens, and charges with respect to the issue thereof (other than those incurred by Holder). During the term of this Warrant, the Company at all times shall have authorized and reserved a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant.

     7. Closing of Books. Except as otherwise provided in this Warrant and to the extent necessary to assure compliance with federal, state, or other securities laws, the Company shall not close its books against the issuance of any Warrant Shares in any manner that materially interferes with the timely exercise of this Warrant.

     8. Fractional Shares. No fractional Warrant Shares shall be issued in connection with any exercise hereunder, and the number of Warrant Shares available to be acquired under this Warrant shall, if necessary, be rounded up to the nearest whole number.

     9. Compliance with Securities Laws; Disposition of Warrant or Warrant
Shares.

          (a) Compliance with Securities Laws. Holder, by accepting this Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that Holder will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended ("Act"), or any state or other securities laws. This Warrant, any Warrant subsequently issued to Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:

          [THIS WARRANT HAS] [THE SHARES EVIDENCED HEREBY HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO OPTICARE HEALTH SYSTEMS, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

          In addition, in connection with the issuance of this Warrant, Holder specifically represents to the Company by acceptance of this Warrant as follows:

               (i) Holder has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which this Warrant is being issued to obtain any other information it deems necessary to verify the accuracy of the information provided to it; and has otherwise acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Act.

               (ii) Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.

               (iii) Holder is aware of the provisions of Rule 144 promulgated by the SEC under the Act ("Rule 144"), which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things:

          certain public information about the issuer must be available; the resale must occur at least one year after the party has purchased and paid for the securities to be sold; the sale must be made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market-maker (as that term is defined under the Securities Exchange Act of 1934, as amended); and the amount of securities being sold during any three month period must not exceed the specified limitations stated in Rule 144.

               (iv) Holder further understands that at the time it wishes to sell this Warrant there may be no public market through which it may make such a sale, and that even if a public market then exists the Company may not then satisfy the current public information requirements of Rule 144. In that event, Holder may be precluded from selling this Warrant under Rule 144 even if the one-year minimum holding period has been satisfied.

               (v) Holder further understands that if all of the requirements of Rule 144 are not satisfied, registration under the Act, or compliance with Regulation A promulgated under the Act or some other exemption from registration under the Act will be required and that, notwithstanding the fact that Rule 144 is not the exclusive means of selling unregistered securities in accordance with the Act, the staff of the SEC has expressed its opinion that persons proposing to offer and/or sell securities acquired through private placement other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that the Sellers and their respective brokers who participate in such transactions do so at their own risk.

               (vi) Holder understands that this Warrant has not been registered under any state's or other jurisdiction's securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of the Warrant or in reliance upon one or more exemptions from registration available under state or other securities laws.

               (vii) Holder is an "accredited investor" as defined in Rule 501 promulgated by the SEC under the Act. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of this Warrant.

          (b) Disposition of Warrant or the Warrant Shares. With respect to any offer, sale, or other disposition of this Warrant or any of the Warrant Shares before registration of the Warrant Shares, Holder shall give written notice to the Company prior thereto, describing briefly the manner of the offer, sale, and/or other disposition and if reasonably requested by the Company a written opinion of Holder's counsel reasonably satisfactory to the Company, to the effect that the offer, sale, or other disposition may be effected without registration or qualification of this Warrant or the Warrant Shares under the Act as then in effect and any federal, state, or other securities laws then in effect. The opinion of Holder's counsel shall also state whether under any applicable securities law this

     Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with federal, state, or other securities laws. Promptly upon receiving the written notice and a reasonably satisfactory opinion, if so requested, the Company shall notify Holder that Holder may sell or otherwise dispose of this Warrant or the Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines pursuant to this Section 9(b) that the opinion of counsel for Holder is not reasonably satisfactory, the Company shall so notify Holder promptly after making that determination. Notwithstanding the foregoing, this Warrant or the Warrant Shares may, as to federal securities laws, be offered, sold, or otherwise disposed of in accordance with Rule 144 or any successor rule under the Act, provided that Holder furnishes the Company with all information the Company may reasonably request to provide reasonable assurance that the provisions of Rule 144 or any successor rule have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability to ensure compliance with federal, state, and other securities laws. The Company may issue stop-transfer instructions to its transfer agent in connection with any restrictions.

          (c) Certain Exceptions. Notwithstanding the requirements of Section 9(b), no opinion of counsel for Holder shall be required in connection with any transfer, without any additional consideration, of this Warrant to any person or entity controlling, controlled by, or under common control with, Holder or to the partners of Holder; provided, however, that in any such transfer, the transferee shall, at the Company's request, agree in writing to be bound by the terms of this Warrant as if an original signatory hereto, and shall for all purposes be deemed the "Holder" hereunder.

     10. Rights as Stockholders; Information. Prior to exercise of this Warrant, Holder shall not be entitled to vote or receive dividends in connection with this Warrant or be deemed a holder of any of the Warrant Shares, nor shall anything contained herein be construed to confer upon Holder, with respect to the Warrant Shares, any of the rights of a stockholder of the Company, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant has been exercised and the Warrant Shares have become deliverable, as provided herein.

     11. Representations and Warranties. The Company represents and warrants to Holder as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable.

     12. Amendment and Certain Waivers. This Warrant may be amended or modified only by a written agreement by the party against which enforcement is sought. The Company may take any action prohibited by this Warrant or omit to perform any act required to be performed by it under this Warrant, if the Company obtains the written consent of Holder to the action or omission to act.

     13. Benefit of Parties; Assignability. All of the terms and conditions of this Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the Company's obligations relating to the Warrant Shares shall survive the exercise and termination of this Warrant, and all of the Company's covenants and agreements shall inure to the benefit of Holder's successors and assigns.

     14. Captions. The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

     15. Governing Law; Choice of Forum. All questions concerning the relative rights of the Company and its stockholders shall be governed by the laws of the State of Delaware. Delaware law shall govern the interpretation, construction, and enforcement of this Warrant, and all transactions contemplated hereby, notwithstanding any State's choice of law rules to the contrary.

     16. Lost Warrant or Share Certificates. The Company covenants to Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any share certificate representing any of the Warrant Shares and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of the Warrant or share certificate, the Company shall make and deliver a new Warrant or share certificate, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant or share certificate.

     17. Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and permitted assigns of the parties.

     18. Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar taxes which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder's name or the name of any transferee. The Holder shall pay any transfer tax due as a result of the transfer of all or any portion of the Warrant to a transferee.

     19. Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed to Holder and the Company at their respective addresses set forth in the first paragraph of this Warrant, or to any other address as either party may specify in writing.

     20. Remedies. In case any one or more of the covenants and agreements in this Warrant is breached, Holder (in the case of a breach by the Company) or the Company (in the case of a breach by Holder) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any breach and/or an action for specific performance of any covenant or agreement in this Warrant. Holder shall have the right to recover from the Company, and the Company shall pay, in addition to any amount duo hereunder, all court costs and reasonable attorneys' fees incurred by Holder in enforcing its rights under this Agreement.

     21. Survival of Representations, Warranties, and Agreements. All representations and warranties of the Company and Holder contained herein shall indefinitely survive the date of this Warrant. All agreements of the Company and Holder contained herein shall survive until, by their respective terms, they are no longer operative.

     22. Acceptance. Holder's receipt of this Warrant (as indicated below) shall constitute acceptance of and agreement by Holder to the foregoing terms and conditions.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of the 25th day of January, 2002.

                                        OPTICARE HEALTH SYSTEMS, INC.

                                        By: /s/ William A. Blaskiewicz
                                            ------------------------------

                                        Its: CFO/VP
                                            ------------------------------

                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:      OptiCare Health Systems, Inc.

         1. The undersigned hereby elects to purchase ___________ shares of the Common Stock of OptiCare Health Systems, Inc. ("Common Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price of those shares of Common Stock in full at the rate of $___ per share, such rate being the Warrant Price (as defined in Section 2(a) of the attached Warrant), as adjusted pursuant to the provisions of Section 3 of the attached Warrant.

         2. Please issue a certificate or certificates representing the shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

                        ---------------------------------
                         (Name)

                        ----------------------------------

                        ----------------------------------
                        (Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling these shares of Common Stock.

                                                --------------------------------
                                                (Signature)

----------------------------------
(Date)

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE

To:      OptiCare Health Systems, Inc.

         1. Contingent upon and effective immediately prior to the closing of the public offering contemplated by the Registration Statement of OptiCare Health Systems, Inc. on Form S-_____, filed on ____________________, ____
("Closing"), the undersigned hereby elects to purchase ______ shares of the Common Stock of OptiCare Health Systems, Inc. ("Stock") pursuant to the terms of the attached Warrant (or such lesser number as may be sold on behalf of the undersigned at the Closing), pursuant to the terms of the attached Warrant.

         2. Please deliver to the custodian for the selling stockholders a stock certificate representing the ______ shares in the name of the undersigned or in such other name or names as are specified below:

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                           (Name)

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                          (Address)

         3. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $________ or, if less, the net proceeds due the undersigned from the sale of shares in the public offering. If the net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company by certified or bank cashier's check or wire transfer prior to the Closing.

                                              ----------------------------------
                                              (Signature)

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(Date)